Exhibit 1.2

AMENDMENT NO. 1 TO DEALER MANAGER AGREEMENT

This Amendment No. 1 to the Dealer Manager Agreement (this “Amendment”) is entered into as of 10/7/2020 by and among North Capital Private Securities Corporation (“NCPS” or the “Dealer Manager”), Escalate Wealth REIT I, Inc. (the “Company”) and Escalate Wealth, LLC (the “Advisor”). NCPS, the Company and the Advisor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, the Parties heretofore entered into that certain Dealer Manager Agreement, entered into as of August 17, 2020 (the “Dealer Manager Agreement”), by and among the Company, the Advisor and the Dealer Manager in connection with the offer and sale of Shares.

WHEREAS, Section 5(iii) of the Dealer Manager Agreement states that NCIT shall receive a basic licensing and servicing fee attributable to the offering capped at $150,000.

WHEREAS, the Parties desire to amend Section 5(iii) of the Dealer Manager Agreement to cap this licensing and servicing fee and all other fees due to NCIT at $100,000 for the offering.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not defined shall have the meaning set forth in the Dealer Manager Agreement.

2.	Amendments to the Dealer Manager Agreement.

i.	The Parties acknowledge and agree that the basic licensing and servicing fee and all other fees due to NCIT shall be capped at $100,000 for this offering.

3.	Miscellaneous.

i.	This Amendment may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by the Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above first written.

ESCALATE WEALTH REIT I, INC

By: /s/ HAROLD HOFER_________

Name: Harold Hofer

Title: Authorized Signatory

NORTH CAPITAL PRIVATE SECURITIES CORPORATION

By: /s/ JAMES P. DOWD_________

Name: James P. Dowd

Title: CEO & Managing Director

ESCALATE WEALTH, LLC, as the Advisor

By: /s/ HAROLD HOFER_________

Name: Harold Hofer

Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Dealer Manager Agreement]